                                                                     EXHIBIT 3.1


                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               ILEX ONCOLOGY, INC.

         ILEX Oncology, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the corporation is ILEX Oncology, Inc. and the name under which the corporation was originally incorporated was Biovensa Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of Delaware is December 14, 1993.

         2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation.

         3. The text of the Restated Certificate of Incorporation as heretofore amended and supplemented is hereby restated and further amended to read in its entirety as follows:

         FIRST. The name of the corporation is ILEX Oncology, Inc. (the "Company").

         SECOND. The address of the registered office of the Company is 1013 Centre Road, in the City of Wilmington, County of New Castle, Delaware. The name of the Company's registered agent at that office is Corporation Service Company.

         THIRD. The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH. A. AUTHORIZED CAPITAL STOCK. The total number of shares which the Company shall have the authority to issue shall be 120,000,000 shares, of which 100,000,000 shares shall be common stock, $.01 par value (the "Common Stock"), and 20,000,000 shares shall be preferred stock, $.01 par value (the "Preferred Stock").

         B. COMMON STOCK. The board of directors of the Company (the "Board of Directors") is hereby authorized to cause shares of Common Stock to be issued from time to time for such consideration as may be fixed from time to time by the Board of Directors, or by way of stock split pro rata to the holders of the Common Stock. The Board of Directors may also determine the proportion of the proceeds received from the sale of such stock which shall be credited upon the books of the Company to capital or capital surplus.

         Each share of the Common Stock shall be equal in all respects to every other share of the Common Stock. Subject to any special voting rights of the holders of Preferred Stock fixed by or pursuant to the provisions of Paragraph C of this Article Fourth, the shares of Common Stock shall entitle the holders thereof to one vote for each share upon all matters upon which stockholders have the right to vote.



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         No holder of shares of Common Stock shall be entitled as a matter of right to subscribe for or purchase any part of any new or additional issues of stock, or securities convertible into stock, of any class whatsoever, whether now or hereafter authorized, and whether issued for cash, property, services or otherwise.

         After the requirements with respect to preferential dividends on Preferred Stock (fixed by or pursuant to the provisions of Paragraph C of this Article Fourth), if any, shall have been met and after the Company shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed by or pursuant to the provisions of Paragraph C of this Article Fourth) and subject further to any other conditions which may be fixed by or pursuant to the provisions of Paragraph C of this Article Fourth, then, but not otherwise, the holders of Common Stock shall be entitled to receive dividends, if any, as may be declared from time to time by the Board of Directors, ratably in proportion to the number of shares of Common Stock held by each such holder.

         After distribution in full of the preferential amount (fixed by or pursuant to the provisions of Paragraph C of this Article Fourth), if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Company, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Company, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by each.

         C. PREFERRED STOCK. Shares of Preferred Stock may be divided into and issued in such series, on such terms and for such consideration as may from time to time be determined by the Board of Directors of the Company. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. All shares of Preferred Stock shall be identical, except as to variations between different series in the relative rights and preferences as permitted or contemplated by the next succeeding sentence. Authority is hereby vested in the Board of Directors to establish out of shares of Preferred Stock which are authorized and unissued from time to time one or more series thereof and to fix and determine the following relative rights and preferences of shares of each such series:

         (1) the distinctive designation of, and the number of shares which shall constitute, the series and the "stated value" or "nominal value," if any, thereof;

         (2) the rate of dividend applicable to shares of such series, if any;

         (3) the price at and the terms and conditions on which shares of such series may be redeemed, if any;

         (4) the amount payable upon shares of such series in the event of the involuntary liquidation of the Company;

         (5) the amount payable upon shares of such series in the event of the voluntary liquidation of the Company;


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         (6) sinking fund provisions for the redemption or purchase of shares of such series, if any;

         (7) the terms and conditions on which shares of such series may be converted, if such shares are issued with the privilege of conversion;

         (8) the voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include (i) the right to vote on any or all matters voted upon by the stockholders and (ii) the right to vote, as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of the Company in the event there shall have been a failure to pay dividends on any one or more series of Preferred Stock or under such other circumstances and upon such conditions as the Board of Directors may determine; and

         (9) any other such rights and preferences as are not inconsistent with the General Corporation Law of Delaware.

         D. OTHER PROVISIONS.

         (1) The relative powers, preferences, and rights of each series of Preferred Stock shall be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to the authority granted in Paragraph C of this Article Fourth, and the consent by class or series vote or otherwise, of the holders of the Preferred Stock or such of the series of the Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, powers, preferences and rights of such outstanding series, or any of them, provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock, that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

         (2) Subject to the provisions of Section 1 of this Paragraph D, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

         (3) Common Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

         (4) The Company reserves the right to increase or decrease its authorized capital stock, or any class or series thereof or to reclassify the same and to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation or in any amendment thereto, in the manner now or hereafter prescribed by law, but subject to such conditions and limitations as are

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hereinbefore prescribed, and all rights conferred upon stockholders in this
Restated Certificate of Incorporation or any amendment thereto, are granted subject to this reservation.

         (5) No holder of any of the shares or securities convertible into such shares, or of options, warrants or other rights to purchase or acquire shares of any class or series of shares, or of other securities of the Company shall have any preemptive right to purchase, acquire or subscribe for any unissued shares of any class or series or any additional shares of any class or series to be issued by reason of any increase in the authorized capital stock of the Company of any class or series, or bonds, certificate of indebtedness, debenture or other securities convertible or exchangeable for shares of any class or series, or carrying any right to purchase or acquire shares of any class or series; provided that the foregoing shall not prohibit the Company from contracting or otherwise agreeing to provide for rights of first refusal to holders of its outstanding securities.

         FIFTH. The business of the Company shall be managed by a Board of Directors. The number of directors of the Company shall be fixed from time to time by or pursuant to the By-laws of the Company.

         SIXTH. Election of directors need not be by written ballot.

         SEVENTH. The Company is to have perpetual existence.

         EIGHTH. The Board of Directors is authorized to adopt, amend and repeal the By-laws of the Company.

         NINTH. Meetings of the stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Company may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Company.

         TENTH. A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of his or her duties as a director, except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit.

         ELEVENTH. A. RIGHT TO INDEMNIFICATION. Each person who was or is a director of the Company and who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnified Director"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director


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or officer, shall be indemnified and held harmless by the Company to the fullest extent permitted by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all liability, all reasonable expense and all loss (including, without limitation, judgments, fines, reasonable attorneys' fees, ERISA excise taxes or penalties and amounts paid in settlement) incurred or suffered by such Indemnified Director in connection therewith and such indemnification shall continue as to an Indemnified Director who has ceased to be a director and shall inure to the benefit of the Indemnified Director's heirs, executors and administrators. Each person who was or is an officer of the Company and not a director of the Company and who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any proceeding, by reason of the fact that he or she is or was an officer of the Company or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnified Officer"), whether the basis of such proceeding is alleged action in an official capacity as an officer or in any other capacity while serving as an officer, shall be indemnified and held harmless by the Company against all liability, all reasonable expense and all loss (including, without limitation, judgments, fines, reasonable attorneys' fees, ERISA excise taxes or penalties and amounts paid in settlement) incurred or suffered by such Indemnified Officer to the same extent and under the same conditions that the Company must indemnify an Indemnified Director pursuant to the immediately preceding sentence and to such further extent as is not contrary to public policy and such indemnification shall continue as to an Indemnified Officer who has ceased to be an officer and shall inure to the benefit of the Indemnified Officer's heirs, executors and administrators. Notwithstanding the foregoing and except as provided in Paragraph B of this Article Eleventh with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any Indemnified Director or Indemnified Officer in connection with a proceeding (or part thereof) initiated by such Indemnified Director or Indemnified Officer only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company. As hereinafter used in this Article Eleventh, the term "indemnitee" means any Indemnified Director or Indemnified Officer. Any person who is or was a director or officer of a subsidiary of the Company shall be deemed to be serving in such capacity at the request of the Company for purposes of this Article Eleventh. The right to indemnification conferred in this Article Eleventh shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition
(hereinafter an "advancement of expenses"); provided, however, that, if the General Corporation Law of Delaware requires, an advancement of expenses incurred by an indemnitee who at the time of receiving such advance is a director of the Company shall be made only upon delivery to the Company of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article Eleventh or otherwise. The right to indemnification and advancement of expenses conferred in this Paragraph A shall be a contract right.

         B. RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under Paragraph A of this Article Eleventh is not paid in full by the Company within sixty days after a written claim has been

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received by the Company (except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days), the indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee also shall be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (other than a suit to enforce a right to an advancement of expenses brought by an indemnitee who will not be a director of the Company at the time such advance is made) it shall be a defense that, and (ii) any suit by the Company to recover an advancement of expenses pursuant to the terms of an undertaking the Company shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the standard that makes it permissible hereunder or under the General Corporation Law of Delaware (the "applicable standard") for the Company to indemnify the indemnitee for the amount claimed. Neither the failure of the Company (including its Board of Directors, a committee of the Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard, nor an actual determination by the Company (including its Board of Directors, a committee of the Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met the applicable standard, shall create a presumption that the indemnitee has not met the applicable standard or, in the case of such a suit brought by the indemnitee, shall be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Article Eleventh or otherwise shall be on the Company.

         C. NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and to the advancement of expenses conferred in this Article Eleventh shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Restated Certificate of Incorporation, any By-Law, any agreement, any vote of stockholders or disinterested directors or otherwise.

         D. INSURANCE. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

         E. INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Company and to any person serving at the request of the Company as an agent or employee of another corporation or of a joint venture, trust or other enterprise to the fullest extent of the provisions of this Article Eleventh with respect to the indemnification and advancement of expenses of either directors or officers of the Company.


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




         F. REPEAL OR MODIFICATION. Any repeal or modification of any provision of this Article Eleventh shall not adversely affect any rights to indemnification and to advancement of expenses that any person may have at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

         G. SEVERABILITY. In case any one or more of the provisions of this Article Eleventh, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions in this Article Eleventh, and any other application thereof, shall not in any way be affected or impaired thereby.

         TWELFTH. The Company reserves the right to amend, alter, change, or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon the stockholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed this 31st day of May 2000.



                                By: /s/ RONALD G. TEFTELLER
                                   ----------------------------------------
                                        Ronald G. Tefteller, Vice President

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                       CERTIFICATE OF DESIGNATION, POWERS,
                             PREFERENCES AND RIGHTS

                                       of

                            SERIES I PREFERRED STOCK

                                       of

                               ILEX ONCOLOGY, INC.

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware


                  The undersigned, Ronald G. Tefteller, the Vice President, General Counsel and Corporate Secretary of ILEX Oncology, Inc., a Delaware corporation (the "Company"), hereby certifies that pursuant to authority granted to and vested in the Board of Directors of the Company by the provisions of the Restated Certificate of Incorporation of the Company, the Board of Directors of the Company has duly adopted the following resolutions creating a series of Preferred Stock designated as the Series I Preferred Stock:

                  "RESOLVED, that pursuant to Article Fourth of the Restated Certificate of Incorporation of ILEX Oncology, Inc., a Delaware corporation (the "Corporation"), which (a) authorizes the Corporation to issue 20,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"), none of which are issued and outstanding at the date hereof, and (b) expressly vests in the Board of Directors of the Corporation (the "Board"), subject to the limitations prescribed by law and the provisions of said Article Fourth, the authority to provide by resolution or resolutions for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the General Corporation Law of the State of Delaware, to establish from time to time the number of shares to be included in each of such series and to fix the designation, powers, preferences and rights of the shares of each of such series, or of particular holders thereof, the Board hereby fixes the powers, preferences and rights of the shares of a series of Preferred Stock and the qualifications, limitations and restrictions thereof, as follows:

                  Section 1. Designation and Amount. The shares of such series shall be designated "Series I Preferred Stock", and the number of shares constituting the Series I Preferred Stock shall initially be 50,000. The number of shares of Series I Preferred Stock may be increased or decreased from time to time by resolution of the Board, provided that no such decrease shall reduce the number of shares of Series I Preferred Stock to less than the sum of (a) the number of shares of Series I Preferred Stock then outstanding, (b) the number of shares of Series I Preferred Stock that the


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

Corporation is obligated to issue upon the exercise of then outstanding rights, options or warrants and (c) the number of shares of Series I Preferred Stock that the Corporation is obligated to issue upon the conversion of then outstanding convertible securities.

                  Section 2. Dividends and Distributions.

                  (a) Subject to the rights of holders of shares of any series of Preferred Stock that ranks prior to the Series I Preferred Stock with respect to dividends, the holders of shares of Series I Preferred Stock, in preference to the rights of holders of shares of Common Stock, par value $.01 per share ("Common Stock"), of the Corporation with respect to dividends, and in preference to the rights of holders of shares of any series of Preferred Stock that ranks junior to the Series I Preferred Stock with respect to dividends, shall be entitled to receive, when, as and if declared by the Board out of funds legally available for that purpose, quarterly dividends, which shall be payable in cash except as hereinafter provided, on the first day of January, April, July and October in each year during which a share or fraction of a share of Series I Preferred Stock is outstanding (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series I Preferred Stock, each such dividend to be in an amount per share (rounded to the nearest cent) equal to:

                  (i) subject to the provision for adjustment set forth in the next succeeding sentence,

                           (A) 1,000 times the aggregate per share amount of all
                  cash dividends declared on the Common Stock after the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, after the first issuance of any share or fraction of a share of Series I Preferred Stock, plus

                           (B) 1,000 times the aggregate per share amount, which
                  shall be payable in kind, of all non-cash dividends or other distributions (other than (x) a dividend on the Common Stock that is payable in shares of Common Stock or (y) a distribution solely on account of a reclassification of, or other split-up, division or combination of shares of, Common Stock) declared on the Common Stock after the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, after the first issuance of any share or fraction of a share of Series I Preferred Stock; or

                  (ii) if no dividend or other distribution (other than (x) a dividend on the Common Stock that is payable in shares of Common Stock or (y) a distribution solely on account of a reclassification of, or other split-up, division or combination of shares of, Common Stock) shall have been declared on the Common Stock after the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, after the first issuance of any share or fraction of a share of Series I Preferred Stock, $.01.

In the event that the Corporation shall at any time after April 10, 2001, (1) declare a dividend on the Common Stock that is payable in shares of Common Stock, (2) reclassify the Common Stock or (3)


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


otherwise effect a split-up, division or combination of shares of Common Stock, then in each such case the amount per share to which holders of shares of Series I Preferred Stock were entitled immediately prior to such event under Section 2(a)(i) shall be adjusted by multiplying such amount by a fraction, the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

         (b) Immediately after the Board declares a dividend or other distribution on the Common Stock (other than (x) a dividend on the Common Stock that is payable in shares of Common Stock or (y) a distribution solely on account of a reclassification of, or other split-up, division or combination of shares of, Common Stock), if any share or fraction of a share of Series I Preferred Stock is then outstanding, the Board shall declare a dividend on the Series I Preferred Stock, which shall be payable at the time and in the amount provided in Section 2(a). If (i) any share or fraction of a share of Series I Preferred stock is then outstanding, (ii) no dividend or other distribution (other than (x) a dividend on the Common Stock that is payable in shares of Common Stock or (y) a distribution solely on account of a reclassification of, or other split-up, division or combination of shares of, Common Stock) shall have been declared on the Common Stock during the period between the immediately preceding Quarterly Dividend Payment Date and the next succeeding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, between the date of the first issuance of any share or fraction of a share of Series I Preferred Stock and such first Quarterly Dividend Payment Date, and
(iii) there are funds legally available for the payment of a dividend on the Series I Preferred Stock, the Board shall, at any time prior to such next succeeding Quarterly Dividend Payment Date or such first Quarterly Dividend Payment Date, as the case may be, declare a dividend of $1.00 per share on the Series I Preferred Stock, which shall be payable on such next succeeding Quarterly Dividend Payment Date or such first Quarterly Dividend Payment Date, as the case may be.

         (c) Dividends on shares of Series I Preferred Stock shall begin to accrue and be cumulative from the Quarterly Dividend Payment Date that immediately precedes the date of issuance of such shares unless (i) the date of issuance of such shares is prior to the record date for the determination of holders of shares of Series I Preferred Stock entitled to receive a dividend on the first Quarterly Dividend Payment Date, in which event dividends on such shares shall begin to accrue and be cumulative from the date of issuance of such shares, (ii) the date of issuance of such shares is a Quarterly Dividend Payment Date, in which event dividends on such shares shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date, or (iii) the date of issuance of such shares is a date after the record date for the determination of holders of shares of Series I Preferred Stock entitled to receive a dividend on the Quarterly Dividend Payment Date that next succeeds the date of issuance of such shares, in which event dividends on such shares shall begin to accrue and be cumulative from such next succeeding Quarterly Dividend Payment Date. Accrued but unpaid dividends on shares of Series I Preferred Stock shall not bear interest. If a dividend is declared on the Series I Preferred Stock and the total amount of that dividend is less than the total amount of all dividends accrued and payable on all shares of Series I Preferred Stock at the time of payment of that dividend, then the portion of the total amount of that dividend to be allocated to each of such shares shall be determined by multiplying the total amount of that dividend by a fraction, the numerator of which shall be the total amount of all dividends accrued and payable on that share at that time and


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




the denominator of which shall be the total amount of all dividends accrued and payable on all such shares at that time. The Board may fix a record date for the determination of holders of shares of Series I Preferred Stock entitled to receive a dividend or other distribution on the Series I Preferred Stock, which record date shall be no more than 30 days prior to the date fixed for the payment of that dividend or other distribution.

         (d) If at any time (i) any holder of shares of Series I Preferred Stock would have been entitled under the foregoing provisions of this Section 2 to have received by that time a dividend on such shares, assuming that such dividend had been declared, out of funds legally available for that purpose, at the time and in the amount provided in the foregoing provisions of this Section 2, and (ii) such dividend or any part thereof has not been paid to such holder, then such dividend or part thereof shall be considered accrued and payable at that time.

         Section 3. Voting.

         (a) Subject to the provision for adjustment set forth in the next succeeding sentence, each share of Series I Preferred Stock shall, except as otherwise provided by law, entitle the holder thereof to 1,000 votes on each matter that is submitted to a vote of stockholders of the Corporation. In the event that the Corporation shall at any time after April 10, 2001, (i) declare a dividend on the Common Stock that is payable in shares of Common Stock, (ii) reclassify the Common Stock or (iii) otherwise effect a split-up, division or combination of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series I Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

         (b) Except as otherwise provided by law or in the Restated Certificate of Incorporation of the Corporation or the resolution or resolutions of the Board providing for the issuance of shares of Preferred Stock (including but not limited to these resolutions):

                  (i) the holders of shares of Series I Preferred Stock, the holders of shares of Common Stock and the holders of shares of any other class or series of capital stock of the Corporation having general voting rights shall vote together as a single class on each matter that is submitted to a vote of stockholders of the Corporation, and

                  (ii) the holders of shares of Series I Preferred Stock shall not have any special voting rights.

         Section 4. Certain Restrictions. Unless and until all dividends at the time accrued and payable on all shares of Series I Preferred Stock have been paid in full, the Corporation shall not:

                  (a) declare or pay any dividend, or make any other distribution, on any class or series of capital stock of the Corporation that ranks junior, either with respect to dividends


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


         or upon liquidation, dissolution or winding up, to the Series I Preferred Stock (any such class or series being referred to herein as "Junior Stock");

                  (b) declare or pay any dividend, or make any other distribution, on any class or series of capital stock of the Corporation that ranks in parity, either with respect to dividends or upon liquidation, dissolution or winding up, with the Series I Preferred Stock (any such class or series being referred to herein as "Parity Stock"), except dividends that are paid ratably on all shares of Series I Preferred Stock on which dividends are at the time accrued and payable and all shares of Parity Stock on which dividends are at the time accrued and payable in proportion to the total amounts of dividends at the time accrued and payable on all such shares;

                  (c) redeem, purchase or otherwise acquire for consideration any shares of Junior Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of Junior Stock in exchange for shares of other Junior Stock; or

                  (d) redeem, purchase or otherwise acquire for consideration any shares of Series I Preferred Stock or any shares of Parity Stock, except in accordance with an offer to purchase made in writing to all holders of such shares upon terms that the Board, after considering the relative rights and preferences of the respective series and classes of such shares, considers in good faith will result in fair and equitable treatment among the holders of such shares.

                  Section 5. Reacquired Shares. Any shares of Series I Preferred Stock that are purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. Upon their cancellation, all of such shares shall become authorized but unissued shares of Preferred Stock and thereafter may be issued as part of another series of Preferred Stock, subject to the rights of holders (if any) of shares of Series I Preferred Stock set forth in these resolutions.

                  Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation:

                  (a) no distribution shall be made to the holders of shares of Junior Stock unless, prior to such distribution, the Corporation shall have paid to each holder of shares of Series I Preferred Stock the sum of (i) $100 per share of Series I Preferred Stock held by such holder (such amount per share being referred to herein as the "Preference Amount") plus (ii) the total amount of all dividends at the time accrued and payable on all shares of Series I Preferred Stock held by such holder;

                  (b) no distribution shall be made to the holders of shares of Parity Stock, except distributions that are made ratably on both all shares of Series I Preferred Stock and all shares of Parity Stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up; and



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


                  (c) each holder of shares of Series I Preferred Stock shall be entitled to receive the sum of (i) the total amount of all dividends at the time accrued and payable on all shares of Series I Preferred Stock held by such holder plus (ii) an aggregate amount per share (such amount per share being referred to herein as the "Distributable Amount"), inclusive of the Preference Amount but subject to the provision for adjustment set forth in the next succeeding sentence, of Series I Preferred Stock held by such holder that is equal to 1,000 times the aggregate per share amount to be distributed to holders of shares of Common Stock upon such liquidation, dissolution or winding up.

In the event that the Corporation shall at any time after April 10, 2001, (1) declare a dividend on the Common Stock that is payable in shares of Common Stock, (2) reclassify the Common Stock or (3) otherwise effect a split-up, division or combination of shares of Common Stock, then in each such case the Distributable Amount to which a holder of shares of Series I Preferred Stock was entitled immediately prior to such event shall be adjusted by multiplying such Distributable Amount by a fraction, the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. Consolidation, Merger, etc. If the Corporation shall enter into any consolidation, merger, share exchange or other transaction in which all outstanding shares of Common Stock are exchanged for or changed into other securities, cash, other property or any combination thereof, then each outstanding share of Series I Preferred Stock shall at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment set forth in the next succeeding sentence, equal to 1,000 times the aggregate amount of securities, cash and other property for which each outstanding share of Common Stock is exchanged or into which each outstanding share of Common Stock is changed. In the event that the Corporation shall at any time after April 10, 2001, (1) declare a dividend on the Common Stock that is payable in shares of Common Stock, (2) reclassify the Common Stock or (3) otherwise effect a split-up, division or combination of shares of Common Stock, then in each such case the amount per share for which Series I Preferred Stock would be exchanged, or into the amount which Series I Preferred Stock would be changed, immediately prior to such event under the immediately preceding sentence of this Section 7, shall be adjusted by multiplying such amount by a fraction, the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8. Redemption. The shares of Series I Preferred Stock shall not be redeemable.

         Section 9. Ranking. The Series I Preferred Stock shall rank junior to each other series of Preferred Stock, both with respect to dividends and upon liquidation, dissolution or winding up, unless the certificate of designation, powers, preferences and rights of such other series of Preferred Stock shall provide otherwise.

         Section 10. Amendment. If any share or fraction of a share of Series I Preferred Stock is outstanding, neither the Restated Certificate of Incorporation of the Corporation nor the resolution


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


or resolutions of the Board providing for the issuance of shares of Preferred Stock (including but not limited to these resolutions) shall be amended in any manner that would materially alter or change the powers, preferences or rights of holders of shares of Series I Preferred Stock so as to affect such holders adversely unless that amendment shall have received the affirmative vote of the holders of a majority of the outstanding shares of Series I Preferred Stock voting separately as a class. Notwithstanding the foregoing provisions of this
Section 10, whether or not a share or a fraction of a share of Series I Preferred Stock is outstanding, (a) the Board may from time to time provide by resolution or resolutions for the issuance of shares of Preferred Stock of one or more series that rank prior to the Series I Preferred Stock, either with respect to dividends or upon liquidation, dissolution or winding up, or both with respect to dividends and upon liquidation, dissolution or winding up, and
(b) no vote or consent of any holder of shares of Series I Preferred Stock shall be required either as a condition to the adoption of such resolution or resolutions or as a condition to the issuance of such shares of Preferred Stock.

         Section 11. Fractional Shares. Series I Preferred Stock may be issued in fractions of a share. Each holder of a fraction of a share of Series I Preferred Stock shall be entitled to exercise voting rights, to receive dividends and other distributions, and to have all other rights of the holders of whole shares of Series I Preferred Stock in proportion to the fraction of a share of Series I Preferred Stock held by that holder.

         RESOLVED FURTHER, that the proper officers of the Corporation be, and each of them hereby is, authorized to execute a Certificate of Designation, Powers, Preferences and Rights of Series I Preferred Stock of the Corporation pursuant to Section 151 of the General Corporation Law of the State of Delaware and to take all appropriate action to cause that Certificate to be filed, recorded and become effective in accordance with Section 103 of the General Corporation Law of the State of Delaware."

         IN WITNESS WHEREOF, this Certificate has been executed effective the 10th day of April, 2001.


                                           /s/ RONALD G. TEFTELLER
                                   -------------------------------------------
                                               Ronald G. Tefteller
                                   Vice President, General Counsel and Corporate
                                   Secretary



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